                                                                    EXHIBIT 10.1

                              AMENDMENT NUMBER ONE
                     TO EXTENSION AND MODIFICATION AGREEMENT


        THIS AMENDMENT NUMBER ONE TO THE EXTENSION AND MODIFICATION AGREEMENT (this "Amendment") is entered into as of August 3, 2001, but effective as of July 13, 2001, by and among SUNRISE TECHNOLOGY INTERNATIONAL, INC. ("Borrower"), DAVID A. BREWER, an individual ("Guarantor"), and SILICON VALLEY BANK ("Bank"), and is based on the following facts:

                                    RECITALS

        A. Borrower and Bank previously entered into that certain Loan and Security Agreement, dated June 29, 2000, as amended by that certain Loan Modification Agreement, dated September 20, 2000 and by the Extension and Modification Agreement dated June 22, 2001 (the "Loan Agreement"). Under the Loan Agreement, Bank made certain loans and advances to Borrower.

        B. In order to secure the present and future Obligations (as that term is defined in the Loan Agreement), Borrower granted to Bank a security interest in certain "Collateral," as that term is defined in the Loan Agreement.

        C. In order to induce Bank to enter into the Loan Agreement, Guarantor executed and delivered to Bank that certain Unconditional Guaranty, dated June 29, 2000, (the "Guaranty"), guaranteeing all of Borrower's Obligations, up to a maximum of $10,000,000, plus interest, costs, and expenses (the "Guaranty").

        D. To secure the Guaranty, Guarantor executed that certain Third Party Pledge and Security Agreement, dated as of June 29, 2000, relating to Account Number H10-7086506, maintained by Guarantor at Chase H&Q (the "Pledge Agreement").

        E. Guarantor and Bank also entered into that certain Subordination Agreement, dated as of June 29, 2000 (the "Subordination Agreement"), pursuant to which Guarantor subordinated all present and future indebtedness of Borrower owing to Guarantor to the repayment of all Obligations owing to Bank.

        F. In view of the fact that the Obligations were maturing on June 26, 2001, Borrower and Guarantor requested that Bank enter into an extension agreement extending the maturity date of the Obligations to August 26, 2001.

        G. Bank agreed to extend the maturity date of the Obligations to August 26, 2001, pursuant to the terms of that certain Extension and Modification Agreement, dated June 22, 2001, among Borrower, Guarantor and Bank (the "Extension and Modification Agreement").

        H. Pursuant to the terms of the Extension and Modification Agreement, Borrower was obligated to either obtain additional financing of $1,500,000 by no later than June 26, 2001, or to pledge to Bank an additional 2,000,000 shares of Borrower's common stock by not later than June 27, 2001. In addition, Guarantor was obligated to cause certain investment accounts at Merrill Lynch to be pledged to Bank as additional collateral for the Obligations.

        I. Borrower made a prepayment of $1,200,000 on or before June 25, 2001, but was delayed in obtaining the Additional Financing or in pledging the 2,000,000 shares of common stock to Bank, and Guarantor was delayed in pledging to Bank investment accounts at Merrill Lynch and 1,161,600 shares of the common stock of Notify Technology Corporation.

        J. Borrower and Guarantor have requested that Bank accept alternative performance pursuant to the terms of this Extension and Modification Agreement. Bank has agreed to the request of Borrower and Guarantor, subject to the terms of this Amendment.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing Recitals (which are hereby incorporated into and shall be deemed part of this Amendment) and of the covenants and mutual agreements contained in this Amendment, each of Borrower, Guarantor and Bank agrees as follows:

        SECTION 1. Amendments. Borrower, Guarantor and Bank hereby agree that the Extension and Modification Agreement shall be amended as follows:

            (A) Section 4 of the Extension and Modification Agreement shall be deleted in its entirety and the following shall be substituted therefor:

                "4. Voluntary and Mandatory Payments. Borrower shall be entitled to voluntarily prepay in full or in part the Obligations at any time. Borrower is obligated to make the following prepayments to reduce the outstanding principal amount of the Obligations: (i) on or before June 25, 2001 a mandatory prepayment of $1,200,000; (ii) on or before July 11, 2001, a mandatory prepayment of $600,000; and (iii) an amount equal to 70% of any additional funds (net of finder's fees) received by Borrower as a result of equity investments, debt, or other sources of funding obtained by Borrower; (iv) an amount equal to 100% of any Accounts not collected which were 90 days or more past due their original invoice date as of June 20, 2001 (collectively, the "Aged Accounts"), except for Aged Accounts where the account debtor is the University of California-San Francisco."

            (B) Section 6 of the Extension and Modification Agreement shall be deleted in its entirety and the following shall be substituted therefor:

                "6. Additional Collateral; Payments; Equity. In order to secure all Obligations, Borrower hereby grants to Bank a security interest in all of its present and future deposit accounts (the "Deposit Accounts"). Borrower shall execute and deliver to Bank by no later than August 3, 2001, a pledge, in form and substance satisfactory to Bank, of 2,000,000 shares of Borrower's common stock. Borrower shall make available to Bank the 2,000,000 shares by no later than August 15, 2001. Upon receipt by Bank of at least $300,000 pursuant to

        Section 4(iii), as well as all amounts due under Sections 4(iv) hereof, Bank shall terminate its security interest in said 2,000,000 shares of Borrower's common stock."

            (C) Section 8.4 of the Extension and Modification Agreement shall be deleted in its entirety and the following shall be substituted therefor:

                "8.4 Borrower shall pay to Bank all costs, fees and expenses incurred by Bank in connection with this Agreement, including, without limitation, all attorneys' fees incurred by Bank in connection with the preparation of this Agreement and any related agreements, provided, however, that Borrower will only be required to pay 50% of any expenses in excess of $20,000."

            (D) Subsection 9.1 of the Extension Agreement is amended to provide that Borrower's only obligation under that section is to cooperate with Bank in obtaining a Deposit Account Control Agreement satisfactory to Bank. Bank acknowledges that each of the conditions subsequent contained in subsections 9.2 through 9.3 have been satisfied.

        SECTION 2. Waiver; Modification Fee. Borrower acknowledges making payment to Bank on July 11, 2001, of a modification fee (the "Modification Fee") of $100,000 as consideration for Bank's agreement to accept alternative performance of certain obligations of Borrower and Guarantor, as set forth in this Amendment. Borrower and Guarantor acknowledge that if they fail to perform any of their obligations under this Amendment or if they default in the payment or performance of any other their obligations under the Extension and Modification Agreement, as amended hereby, then Bank shall be entitled to immediately declare an event of default under the Loan Agreement, the Extension and Modification Agreement, the Guaranty and all collateral documents.

        SECTION 3. Miscellaneous. Except as specifically amended herein, all other terms and provisions of the Extension and Modification Agreement shall remain in full force and effect.

        IN WITNESS WHEREOF, Borrower, Guarantor and Bank have caused this Amendment to be duly executed as of the date first above written.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                                          BORROWER:

                                          SUNRISE TECHNOLOGY INTERNATIONAL, INC.


                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                          GUARANTOR:


                                          --------------------------------------
                                          DAVID A. BREWER


                                          BANK:

                                          SILICON VALLEY BANK


                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------


       SIGNATURE PAGE TO AMENDMENT TO EXTENSION AND MODIFICATION AGREEMENT